Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-257377, 333-263250 and 333-270386) and the Registration Statement on Form S-3 (333-265979) of our report dated March 6, 2024, with respect to the consolidated financial statements of Elevation Oncology, Inc. included in this Annual Report on Form 10-K of Elevation Oncology, Inc. for the year ended December 31, 2023.

/s/ CohnReznick LLP

Tysons, Virginia

March 6, 2024